Exhibit 10.2

AMENDMENT NO. 2 TO
NOTE AND WARRANT PURCHASE AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”) is made and entered into as of June 12, 2023 (the “Fourth Closing Date”), and amends that certain Note and Warrant Purchase Agreement, dated as of February 21, 2023 (as amended by that certain Amendment No. 1 to Note and Warrant Purchase Agreement, dated as of May 1, 2023, the “Existing Agreement”, and as may be further amended or modified from time to time, the “Agreement”), by and among Gelesis Holdings, Inc.a Delaware corporation (the “Company”), Gelesis, Inc., a Delaware corporation (the “Co-Issuer”), Gelesis 2012, Inc., a Delaware corporation (“Gelesis 2012”), and Gelesis, LLC, a Delaware limited liability company (together with Gelesis 2012, any other grantors party to the Security Agreement from time to time, the Company and the Co-Issuer, the “Note Parties”), and PureTech Health LLC (the “Initial Investor”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Initial Investor owns the $5.0 million principal amount Initial Note, which was issued pursuant to Section 2.1 of the Agreement;

WHEREAS, pursuant to Section 2.2(a) of the Agreement, at the Company’s option at any time after the Additional Notes Purchase Conditions are first satisfied (unless otherwise waived by the Initial Investor), in return for Consideration in the amount of up to $5.35 million paid by the Initial Investor at one or more closings, the Company shall sell and issue to the Initial Investor, and the Initial Investor shall purchase from the Company Additional Notes in an aggregate principal amount of up to $5.35 million (the “Additional Notes Amount”);

WHEREAS, pursuant to Section 2.2(b) of the Agreement, on May 1, 2023, the Company issued an Additional Note to the Initial Investor with a principal amount equal to $2.0 million, which reduced the Additional Notes Amount to $3.35 million;

WHEREAS, pursuant to Section 2.2(d) of the Agreement, on May 26, 2023, the Company issued an Additional Note to the Initial Investor with a principal amount equal to $350,000, which further reduced the Additional Notes Amount to $3.0 million;

WHEREAS, pursuant to Section 7 of the Agreement, the obligations of each purchaser to purchase Notes at any Closing are subject to the fulfillment, on or before such Closing, of certain conditions (unless such conditions are otherwise waived);

WHEREAS, pursuant to Section 14.8 of the Agreement, subject to certain limitations, the Agreement may be amended and the observance of any term of the Agreement may be waived with the written consent of the Company and the holders of a majority in principal amount of the Notes outstanding;

WHEREAS, pursuant to Section 2.2(e) of the Agreement, the Company desires to sell and issue to the Initial Investor, and the Initial Investor desires to purchase from the Company, $3.0 million aggregate principal amount of the Additional Notes and the Company and Initial Investor desire to amend the Agreement to permit such issuance and sale; the Initial Investor desires to waive the Additional Notes Purchase Conditions with respect to such issuance, and the Initial Investor desires to amend the Additional Notes Purchase Conditions as set forth herein; and

WHEREAS, the parties desire to amend certain terms of the $2.0 million Additional Note issued on May 1, 2023 and the $350,000 Additional Note issued on May 26, 2023.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.
Amendments. In reliance upon the representations and warranties set forth in Section 2 below, and subject to the satisfaction of the conditions precedent set forth in Section 6 below, (a) the Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), and to move the green text (indicated textually in the same manner as the following examples: ~~moved text~~ and moved text) as set forth in the pages of the

Agreement attached as Exhibit A hereto, (b) the Schedule of Investors to the Existing Agreement is amended and restated in its entirety as set forth in Exhibit B hereto, (c) Exhibit C to the Existing Agreement (form of Convertible Senior Secured Promissory Note) is hereby amended and restated in its entirety as set forth in Exhibit C hereto and (d) Exhibit D to the Existing Agreement (form of Warrant to Purchase Common Stock of Gelesis Holdings, Inc.) is hereby amended and restated in its entirety as set forth in Exhibit D hereto; it being understood that any Schedule, Exhibit or other attachment to the Agreement as in effect immediately prior to giving effect to this Amendment and not amended pursuant to the terms of this Amendment or otherwise included as part of Exhibit A through Exhibit D shall remain in effect without any amendment or other modification thereto.
2.
Representations and Warranties. The Note Parties hereby represent and warrant to the Initial Investor as follows:
a.
No Default. At and as of the date of this Amendment and both immediately prior to and immediately after giving effect to this Amendment, no Event of Default is continuing.
b.
Representations and Warranties True and Correct. At and as of the date of this Amendment and both immediately prior to and immediately after giving effect to this Amendment, each of the representations and warranties made by each Note Party contained in the Agreement and other Note Documents is true and correct in all material respects (without duplication of any materiality qualifiers contained therein) (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifiers contained therein) as of such earlier date).
3.
The Third Issuance of Additional Notes. The parties hereto acknowledge and agree that (a) the Company’s entry into this Amendment shall constitute a request from the Company to the Initial Investor that the Initial Investor purchase $3.0 million of Additional Notes (the “Third Issuance of Additional Notes”) and (b) the Initial Investor’s entry into this Amendment shall constitute its agreement to purchase such Additional Notes and its waiver of the Additional Notes Purchase Conditions with respect to the Third Issuance of Additional Notes. The Additional Notes to be issued in the Third Issuance of Additional Notes shall: (x)be issued as a Convertible Senior Secured Promissory Note under the Agreement, and such Additional Notes will be a single class with all Notes, including the Initial Notes and all Additional Notes issued prior to the date hereof, for all purposes under the Agreement, including, without limitation, with respect to waivers, amendments and redemptions; and (y) accrue interest from June 12, 2023.
4.
No Additional Warrants. On the Fourth Closing Date, no additional Warrants shall be issued or delivered by the Company to the Initial Investor, as per Section 3.1 of the Agreement (as amended by this Amendment).
5.
Amendment of Existing Additional Notes. On the Fourth Closing Date, the Additional Notes issued in the First Issuance of Additional Notes and the Additional Notes issued in the Second Issuance of Additional Notes shall be deemed to be amended as set forth on Exhibit C to the Agreement, as amended by this Amendment.
6.
Conditions to Closing. As of the Fourth Closing Date, all applicable conditions under Section 7 of the Agreement have been satisfied by the Note Parties or waived by the Initial Investor.
7.
Limitation of Amendment. This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Note Document (as defined in the Security Agreement), or (b) otherwise prejudice any right or remedy which any Investor may now have or may have in the future under or in connection with any Note Document.
8.
Ratification of the Agreement. The Agreement and the other Note Documents are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment is a Note Document and shall form a part of the Agreement for all purposes, and every holder of a Note heretofore or hereafter issued and delivered shall be bound hereby.

9.
Governing Law. This Amendment and any controversy arising out of or relating to this Amendment shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters (including contract law, tort law and matters of fraud) shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.
10.
Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

GELESIS HOLDINGS, INC.:

By: /s/ Yishai Zohar
Name: Yishai Zohar
Title: Chief Executive Officer

GELESIS, INC.:

By: /s/ Yishai Zohar
Name: Yishai Zohar
Title: Chief Executive Officer

GELESIS 2012, INC.:

By: /s/ Yishai Zohar
Name: Yishai Zohar
Title: Chief Executive Officer

GELESIS, LLC:

By: /s/ Yishai Zohar
Name: Yishai Zohar
Title: Chief Executive Officer

PURETECH HEALTH LLC:

By: /s/ Bharatt Chowrira
Name: Bharatt Chowrira
Title: Chief Executive Officer

Address for Notices:

PureTech Health LLC

6 Tide Street, Suite 400

Boston, MA 02210

Attention: Legal Department

EXHIBIT A

Conformed Note and Warrant Purchase Agreement

EXHIBIT B

Schedule of Investors

EXHIBIT C

Form of Convertible Senior Secured Promissory Note

EXHIBIT D

Form of Warrant to Purchase Common Stock of Gelesis Holdings, Inc.